As filed with the Securities and Exchange Commission on January 20, 2000
                                                      Registration No. 333-80803
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                        Post Effective Amendment No. 2
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)

           Delaware                                              94-3238130
                                  4100 East Third Avenue
(State or other jurisdiction of   Foster City, CA 94404        (IRS Employer
incorporation or organization)        (650) 653-2800      Identification Number)

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              -------------------

                                Timothy Stevens
       Vice President of Corporate and Legal Affairs and General Counsel
                              INKTOMI CORPORATION
                            4100 East Third Avenue
                             Foster City, CA 94404
                                (650) 653-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                  Copies to:
                            Douglas H. Collom, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300

                              -------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

     On July 12, 1999, Inktomi Corporation (the "Company") filed a Registration Statement on Form S-3 (File No. 333-80803) covering 2,136,068 shares (4,272,136 shares after giving effect to the stock split declared in December 1999) of the Company's Common Stock to be sold by certain stockholders of the Company. On July 14, 1999, the Commission declared the Registration Statement effective.

     Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the "Securities Act") the Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former shareholders of Impulse! Buy Network, Inc. and C2B Technologies, Inc., which were acquired by the Company on April 30, 1999 and September 25, 1998, respectively.

     The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and such former shareholders, the Company's obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired on January 10, 2000.

     Accordingly, the Company hereby de-registers all shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post- Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 18th day of January 2000.


                                 INKTOMI CORPORATION


                                 By:  /s/ JERRY M. KENNELLY
                                    -------------------------------------------
                                          Jerry M. Kennelly, Senior Vice
                                          President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated

                   Signature                                                Title                                   Date
                   ---------                                                -----                                   ----
/s/  DAVID C. PETERSCHMIDT                        President, Chief Executive Officer and Chairman             January 18, 2000
-------------------------------------------       (Principal Executive Officer)
     (David C. Peterschmidt)

/s/  JERRY M. KENNELLY                            Senior Vice President and Chief Financial Officer           January 18, 2000
-------------------------------------------       (Principal Financial and Accounting Officer)
     (Jerry M. Kennelly)

/s/          *                                    Director                                                    January 18, 2000
-------------------------------------------
      (Eric A. Brewer)

/s/          *                                    Director                                                    January 18, 2000
-------------------------------------------
      (Frank Gill)

/s/          *                                    Director                                                    January 18, 2000
-------------------------------------------
      (Fredric W. Harman)

/s/          *                                    Director                                                    January 18, 2000
-------------------------------------------
      (John A. Porter)

/s/          *                                    Director                                                    January 18, 2000
-------------------------------------------
      (Alan F. Shugart)


*By:   JERRY M. KENNELLY
      -------------------
      (Jerry M. Kennelly)
      Attorney-in Fact

                                      -3-